Exhibit 99.1

Contact:	Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com

ALLIANCE DATA SUCCESSFULLY PLACES $850.0 MILLION 4.750% SENIOR NOTES
AND EXTENDS MATURITY OF EXISTING CREDIT FACILITY

Upsized Transaction Provides Long-Term Liquidity;
Refinancing Strengthens Balance Sheet by Diversifying Debt Capital

COLUMBUS, Ohio, December 23, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced the successful completion of an upsized placement of $850.0 million in unsecured 4.750% Senior Notes due 2024. Alliance Data utilized the net proceeds of the offering to repay a portion of outstanding indebtedness under the term loans provided in the Company’s credit facility. The joint book-running managers for the offering were BofA Securities, Inc., MUFG Securities Americas Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SunTrust Robinson Humphrey, Inc., Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., SMBC Nikko Securities America, Inc. and Scotia Capital (USA) Inc.

On December 20, 2019, Alliance Data also amended its credit facility, extending the maturity date from June 14, 2021 to December 31, 2022 and reducing the aggregate revolving credit commitments from $1,072.4 million to $750.0 million. Following the repayment and amendment, Alliance Data’s outstanding term loan balance is $2,028.8 million. Alliance Data was represented in both transactions by Akin Gump Strauss Hauer & Feld LLP.

Tim King, executive vice president and chief financial officer of Alliance Data, said, “The completion of these two initiatives strengthens our balance sheet by extending maturities and optimizing the balance of debt. This is consistent with the Company maintaining a total leverage ratio of less than 1.5x, as calculated in accordance with the Company’s credit facility.”

Alliance Data Systems Corporation
December 23, 2019

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 9,000 associates at more than 50 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. In July 2019 Alliance Data completed the sale of its Epsilon® business to Publicis Groupe. More information about Alliance Data can be found at www.AllianceData.com.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized as well as whether or if any share repurchases are completed.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.